UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CADE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events.

On Friday, March 6, 2020, Cadence Bancorporation (the “Company”) terminated its $4 billion notional interest rate collar, realizing a gain of $261.2 million (“transaction gain”). The value received in exchange for the termination assumed an average 1-month LIBOR rate of 0.5785% over the next four years. Given the current level of market volatility and this implied rate projection, the Company opted to crystallize this gain, which had grown $132.7 million or 103% since December 31, 2019. The transaction gain, currently reflected in other comprehensive income net of deferred income taxes, will amortize over the next four years into interest income based on the average rate assumptions inherent to the termination value. Related income tax expense at the statutory tax rate of 21% will be reflected in the period the interest income is recognized. Additionally, given the termination of the collar, Cadence’s inherent asset sensitivity returns, with parallel interest rate shocks +100 and -100 basis points currently estimated at +5% and -2%, respectively, of interest income over the next twelve months. This incorporates the fact that interest income will be favorably augmented, regardless of the interest rate environment, by the fixed recognition of the transaction gain. The table below reflects the expected timing of the interest income (before income taxes) from the collar transaction and associated gain.

	Collar Related Interest Income by Period ($ in millions)
	2019	2020	2021	2022	2023	2024
Q1	$0.01	$8.03	$17.31	$15.82	$15.16	$9.82
Q2	$0.09	$16.71	$17.37	$16.12	$15.14
Q3	$2.59	$18.43	$17.16	$16.37	$15.08
Q4	$6.89	$19.44	$17.43	$15.82	$15.27

Full Year	$9.59	$62.61	$69.27	$64.14	$60.65	$9.82

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: March 9, 2020	By:	/s/ Valerie C. Toalson
	Name:	Valerie C. Toalson
	Title:	Executive Vice President & Chief Financial Officer